UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 4, 2019

PACIFIC MERCANTILE BANCORP
(Exact name of registrant as specified in its charter)

California	0-30777	33-0898238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

949 South Coast Drive, Costa Mesa, California		92626
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (714) 438-2500
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
 Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Election of New Director
On March 4, 2019, the Board of Directors (the “Board”) of Pacific Mercantile Bancorp (the “Company”) appointed Paul W. Taylor to serve as director of the Company, effective immediately. Mr. Taylor was also appointed as a member of the Board of Directors of the Company’s wholly-owned banking subsidiary, Pacific Mercantile Bank.
Mr. Taylor was appointed to serve on the Audit Committee of the Company Board, and was appointed to serve on the Audit Committee and Credit Policy Committees of the Bank Board. There are no arrangements or understandings between Mr. Taylor and any other persons pursuant to which such person was selected as a director. There are also no family relationships between Mr. Taylor and any director or executive officer of the Company. Mr. Taylor has more than 33 years of experience in the banking industry and was most recently the CEO of Guaranty Bank and Trust Company in Denver, Colorado, which was acquired by Independent Bank Group, Inc. in January of this year.
Subject to approval by the Board, Mr. Taylor will participate in the current director compensation arrangements applicable to non-employee directors. Under the terms of those arrangements, effective upon Board approval, Mr. Taylor will receive the annual retainer of $60,000 paid to all non-employee directors, pro-rata for the number of months he will serve during 2019. A total of 70% of the annual retainer will be paid in cash, in substantially equal monthly installments, and the remainder of the retainer will be paid in the form of a restricted stock award (the number of restricted shares subject to the award will be determined by dividing such remaining retainer amount by the market value of the Company’s common stock on the date of grant). The restricted stock award will vest in full on the one-year anniversary of its grant date. The Company will also enter into its standard form of indemnification agreement with Mr. Taylor.
Item 7.01    Regulation FD Disclosure
On March 5, 2019, the Company issued a press release announcing the appointment of Mr. Taylor to the Company’s Board of Directors. A copy of that press release is attached as Exhibit 99.1 to this Current Report.
In accordance with General Instruction B. 2 of Form 8-K, the information in this Item 7.01 of this Current Report and Exhibit 99.1 hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information or that Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release issued on March 5, 2019 announcing the appointment of Paul W. Taylor to the Board of Directors of the Company and the Bank.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC MERCANTILE BANCORP

Date: March 5, 2019	By:	/s/ THOMAS M. VERTIN
Thomas M. Vertin, President and Chief Executive Officer